     CROP GROWERS CROP HAIL/NAMED PERIL INSURANCE GENERAL AGENCY
                             AGREEMENT
             (hereinafter referred to as the "Agreement")

                   entered into by and between

                FIREMAN'S FUND INSURANCE COMPANY
                      Novato, California
           (hereinafter referred to as the "Company")

                             and

                  CROP GROWERS INSURANCE, INC.
                     Overland Park, Kansas
         (hereinafter referred to as the "General Agent")

SECTION 1 - APPOINTMENT OF GENERAL AGENT

     1.1 The Company hereby appoints the General Agent to conduct and supervise the writing of Crop Hail and certain Named Peril Insurance ("CH/NP Insurance") commencing January 1, 1997.

     1.2 The General Agent hereby accepts the Company's appointment, and agrees to perform the duties and discharge the responsibilities described herein, as well as follow the Company's rules and regulations pursuant to Section 2.2 hereof, to the best of its ability, knowledge, skill and judgment while at all times complying with all applicable federal, state and local statutes, rules, regulations, and requirements.


SECTION 2 - GENERAL AUTHORITY, DUTIES AND RESPONSIBILITIES,
     LIMITATIONS AND PROHIBITED ACTS

     2.1 The General Agent is authorized, subject to the terms, conditions and limitations stipulated herein, to:

    a. solicit, receive and evaluate proposals and applications for CH/NP Insurance. The Named Perils for which the General Agent may write insurance shall include those Perils listed in Schedule 2.1 of this Agreement;

    b. accept and bind CH/NP Insurance in those territories and jurisdictions authorized under this Agreement, consistent with the Underwriting Authority granted in section 7 of this Agreement. The territories and jurisdictions authorized under this Agreement are listed in Schedule 2.1 of this Agreement;

    c. issue policies of insurance and endorsements thereto for CH/NP Insurance, and cancel or nonrenew such policies where legally permitted, it being understood that nothing herein shall impair the Company's independent right legally to cancel or nonrenew any such policies;

    d. accept CH/NP Insurance business from other producers who are properly licensed and appointed to write such business in the states having jurisdiction over such producers or the states in which such CH/NP Insurance business is located;

    e. appoint local agents and/or brokers ("Producers") who are lawfully licensed to solicit CH/NP Insurance business consistent with applicable laws and to suspend and terminate such appointments as necessary; and

    f. appoint sub-general agents to the extent permitted by law in limited jurisdictions with the consent of the Company.

    2.2 The General Agent shall, in all cases and at all times, observe and obey all rules, instructions and directives consistent with the terms of this Agreement as the Company may, from time to time and at any time, reasonably promulgate and provide notice to the General Agent, and shall not bind the Company in contravention of any such rules, instructions or directives.

     2.3 The General Agent shall comply with all laws and regulations governing the Company and the General Agent with respect to the insurance business written within the scope of this Agreement, and shall file for approval all documents as may be required by the applicable regulatory authorities. The General Agent shall promptly report all appointments of local agents or sub-agents to the Company and prepare, handle and process all filings regarding such appointments. Such appointments shall be accomplished consistent with all applicable State laws and all rules, instructions and directives regarding such appointment process consistent with Section 2.2.

     2.4 Except as otherwise provided in this Agreement, the General Agent shall maintain all records, including, but not limited to, statistical and accounting records, that an insurance company would maintain with respect to the insurance business subject hereto so as to allow the Company to make only general ledger entries in its books and records, with all other data maintained by the General Agent and provided by the General Agent to the Company as necessary to enable the Company to prepare its annual convention statement and any other reports required by any governmental agency, and to submit the data required by the various reporting bureaus. The General Agent shall retain the records pertaining to the business subject hereto for as long as applicable statutes require.

     2.5 The General Agent's authority under this Agreement is subject to the following limitations:

    a. no policy of insurance shall either directly or indirectly be solicited, sold, issued or delivered at any modification from the rate(s) specified by the Company unless prior written authority is obtained from the Company;

    b. each policy of insurance, including any endorsement to such contract(s) executed by the General Agent under the power and authority conferred upon the General Agent by this Agreement, shall be in the form specified by the Company or supplied to the General Agent by the Company for such purpose;

    c. the General Agent must keep the Company informed; at the Company's request the General Agent shall send to the Company evidences of insurance, including endorsements, and report in writing or by electronic data transmission all insurance accepted, issued and bound, canceled or nonrenewed; at the Company's request the General Agent shall report all insurance accepted, issued and bound no later that thirty (30) days following either: (i) the effective date of the insurance, or (ii) the date the insurance is accepted, whichever occurs first; at the Company's request the General Agent shall report all insurance canceled no more than thirty (30) days following the effective date of cancellation;

    d. no policy of insurance shall either directly or indirectly be solicited, sold, issued or delivered at any modification from the limits of liability specified in Schedule 2.5 (which Schedule may be amended by the Company from time to time in its sole discretion after consultation with the General Agent) unless prior written authority is obtained from the Company.

    2.6  The General Agent shall not:

        a. commit the Company to participate in any insurance or reinsurance syndicate;

        b.   bind reinsurance or retrocessions on the Company's behalf;

        c. knowingly accept business from any Producer without assuring that the Producer is lawfully licensed to transact the type of insurance which he is soliciting;

        d. appoint any sub-general agent in conformity with applicable state requirements without the Company's consent, consistent with any restrictions required by the Company;

        e. knowingly appoint as a local agent of the Company any person who serves on the Company's board of directors;

        f. knowingly employ any individual who is also employed by the Company;

        g. knowingly allow any person to participate in the business of insurance in violation of 18 U.S.C. Section 1033 et seq.;

        h. use or distribute any advertising or promotional material bearing the Company's name without first obtaining the written approval of the Company;

        i.   assign this Agreement in whole or in part; or

        j. assign, contract with others for, or "outsource" the General Agent's duties and responsibilities regarding the appointment of local agents or subagents, except loss adjustment services to Crop Loss Adjusting Services, Inc., without the Company's written consent.


SECTION 3 - POLICY FORMS, SUPPLIES AND LICENSES

     3.1 The General Agent shall be responsible for all policy forms entrusted to it, whether issued or not.

     3.2 All supplies furnished by the Company to the General Agent, as well as any policy forms, guidelines, manuals or other supplies on which the Company's name appears, whether supplied by the Company or not, shall be and remain the property of the Company and shall be turned over to the Company promptly upon demand. In the event that any such supplies shall contain information that is proprietary to the General Agent at the time of such demand for return by the Company, the General Agent may, in lieu of returning such supplies, destroy all copies of such supplies containing such proprietary information. All licenses and other material relating to governmental licensing or authorization of the Company with respect to this Agreement shall be and remain the property of the Company and shall be turned over to the Company by the General Agent promptly upon demand.

     3.3 The General Agent shall be responsible for issuing the Company's policies for CH/NP Insurance. All policies issued by the General Agent shall match and comply with the rules, rates, form, content and terms developed and promulgated by National Crop Insurance Services and adopted by the Company, all as provided by the Company to the General Agent in writing ("Fireman's Fund CH/NP Insurance Program"). The General Agent acknowledges receipt of and accepts the rules, rates, and policy requirements of the Fireman's Fund CH/NP Insurance Program and agrees not to deviate from such rules, rates, and policy requirements, as modified and amended by the Company from time to time in the Company's sole discretion after consultation with the General Agent, consistent with the terms of this Agreement.


SECTION 4 - BILLING & PREMIUM

     4.1 The General Agent is responsible for billing and collecting all premiums for all CH/NP Insurance written pursuant to this Agreement. The General Agent is responsible for the collection and remittance of all earned premiums on business the General Agent places with the Company, less the General Agent's Total Expense Amount as defined in Section 5.3 below, even if the General Agent is unable to collect such earned premiums. "Earned premium" as used in this Agreement shall refer to the total premium earned on any particular policy or policies as established by the rates filed with the appropriate State Insurance Departments without regard to any possible non-filed discount or reduction in the premium actually charged that may be legally negotiated by the General Agent, or their agent, with any particular insured or insureds.

     4.2 The General Agent is authorized to pay premiums on behalf of insureds. If the General Agent pays premium on behalf of any insured, the premium subsequently collected from the insured on whose behalf the General Agent has paid premium shall belong to the General Agent and the Company shall have no further interest therein.

     4.3 All premiums received by the General Agent, either before or after termination of this Agreement, shall be held by the General Agent in trust in a fiduciary capacity in a bank(s) that is a member of the Federal Reserve System and whose accounts are insured by the Federal Deposit Insurance Corporation pursuant to Section 40-2,132 of the Kansas Insurance Code (hereinafter referred to as the "Premium Trust Accounts"). Such Premium Trust Account shall be maintained separately by the General Agent from any other premium trust accounts of the General Agent and shall be denominated as "Crop Growers' Fireman's Fund Crop Hail Premium Trust Account(s)". The General Agent shall deposit only premiums due to or from the Company and not commingle the funds of any other insurer or the operating funds of the General Agent with premiums maintained in the Premium Trust Accounts. The General Agent may withdraw funds from the Premium Trust Accounts for the purpose of paying the General Agent's Total Expense Amount then due the General Agent on premiums remitted by the insureds and/or remitted to the Company through the settlement process described in
Section 8 and to make Loss Payments (as defined in Section 6.6) to insureds.

     4.4 Premiums held by the General Agent for and on behalf of the Company in the Premium Trust Accounts may be invested by the General Agent in Authorized Investments until paid to the Company. "Authorized Investments" shall consist of (a) deposits in deposit accounts or certificates of deposit with maturities not exceeding one (1) year held in or issued by banks or savings and loan associations insured by the United States Government and approved by the Company, or (b) United States government bonds and treasury certificates or other obligations for which the full faith and credit of the United States are pledged for payment of principal and interest maturities of not more than one
(1) year, but not contracts or options for the sale and purchase thereof, or securities indexed thereto. Notwithstanding anything in the Agreement to the contrary, the Company, in its sole discretion, may direct the investment of funds in the Premium Trust Accounts. It shall be the responsibility of the General Agent to maintain sufficient liquidity in the Premium Trust Accounts to make timely payment of all amounts due to the Company and the length of maturity of any investment in the Premium Trust Account shall not excuse any late payment or remittance, except that if the Company exercises investment authority over funds in the Premium Trust Accounts the General Agent may raise such exercise of investment authority by the Company as a defense to timely payment to the extent such investment decisions actually create such liquidity or late payment problems. Any interest and/or dividends paid on such Authorized Investments shall be for the benefit of and shall be the property of the Company. At the Company's request, the General Agent shall supply the Company with all account records relating to the Premium Trust Accounts within a week of receipt of such records for purposes of auditing the operation of the Premium Trust Accounts.

     4.5 The characterization of an account with the General Agent on the Company's books in the form of a debtor-creditor account shall be deemed merely a record of business transacted. Neither the keeping of an account in such form, nor the rendering of same, nor failure to enforce prompt remittance, nor alteration in compensation rate, nor compromise or settlement, shall be held to waive assertion of the fiduciary relationship as to premiums collected by the General Agent.

     4.6 It is understood that all premiums on business written with the Company, which are paid to the General Agent, belong to the Company.
Commissions and/or fees the Company pays to the General Agent are debts the Company owes the General Agent. The privilege of deducting the General Agent's Total Expense Amount and/or Loss Payments from premiums due the Company shall not be construed as a waiver by the Company of the Company's exclusive ownership of all premiums due. Should any dispute arise, all such premiums shall be paid to the Company net of the Total Expense Amount, including any amounts in dispute, with full reservations of the General Agent's rights.

     4.7 The General Agent must establish and maintain internal controls and record keeping mechanisms for the safekeeping and full accounting of all cash receipts, cash disbursements, premium billings, collections and policyholder records relating to policies or evidences of insurance issued by the Company or reasonably required for the fulfillment of the General Agent's duties.


SECTION 5 - COMMISSIONS/COMPENSATION/EXPENSES

     5.1 Generally, the General Agent earns commission on CH/NP Insurance when written, but such commissions are not paid until either remittance of premium by the insured and/or during the settlement process. The General Agent is solely responsible for payment of all commissions, including countersigning commissions to other producers which bring business to the General Agent, where applicable.

     5.2 The rates and terms of the General Agent's commissions are set forth in the actual rates filed with the various States and appear in Schedule 5.2, the Schedule of Commissions, forming part of this Agreement. The Company may change these rates annually as part of a change of a particular State rate filings. If such changes are made, the Company shall provide the General Agent with an Amended Schedule 5.2 setting forth either the new approved rates or the proposed but not yet approved rates to the General Agent not later than September 30 of the year prior to the effective year of the new Schedule of Commissions. Notwithstanding the foregoing, if for any reason beyond the Company's control, including but not limited to rejected rate filings, delay in the availability of loss cost data from National Crop Insurance Services, etc., it is not possible for the Company to provide the Amended Schedule 5.2 by September 30, the Company shall have such additional reasonable time to provide the Amended Schedule 5.2 as may be necessary once the reason causing the delay is rectified. The General Agent has no right to commissions if the General Agent is replaced as agent of record, provided, however, that if the General Agent is replaced as agent of record as a result of any improper action on the part of the Company that is inconsistent with the terms of this Agreement, the General Agent shall be entitled to commissions.

     5.3 The General Agent shall be entitled to receive an amount equal to 28.50% of the total earned premium for CH/NP Insurance written in 1997 pursuant to this Agreement ("Total Expense Amount"). Subsequent years' Total Expense Amount shall be negotiated each year pursuant to Section 5.2.

                          Paqe 8

     5.4 The General Agent will also receive profit and growth ("PAG") profit sharing based upon the combined MPCI, as that term is defined in that certain MPCI General Agency Agreement by and between the Company and the General Agent executed July 10, 1996, as may be amended from time to time, and CH/NP Insurance results. The PAG profit sharing will be calculated as set forth in Schedule 5.4 to this Agreement and will be paid consistent with the terms of Section 9.4 hereof. Additionally, if the actual Loss Payments for the CH/NP Insurance written for any calendar year 60% or less of the total CH/NP earned premium for such calendar year, the General Agent will receive an additional payment equal to 1% of the total earned premium for such CH/NP Insurance written during that calendar year ("Additional Payment").


SECTION 6 - CLAIMS

     6.1 The General Agent shall adjust, compromise, settle, deny and/or pay all losses incurred under policies issued pursuant hereto, and maintain usual and customary records with respect to such loss handling in accordance with the appropriate legal requirements of the various states, and in accordance with any reasonable requirements made by the Company. The Company reserves the right to make final decisions with respect to any matter involving payment, adjustment, compromise, settlement or denial of any disputed claim or claim expense.

     6.2 The Company shall adjust, compromise, settle, deny and/or pay all losses or claims that are not so adjusted, compromised, settled, denied or paid by the General Agent pursuant to section 6.1, above. Notwithstanding whether a claim is paid pursuant to Section 6.1 or 6.2, the General Agent shall be responsible for the payment of all Loss Payments on the Company's behalf (as defined in Section 6.6) and the Company shall be entitled to reimbursement from the General Agent for any Loss Payment that the Company actually pays.

     6.3 Notwithstanding section 6.1 above, the General Agent shall secure the approval of the Company prior to paying or committing the Company to pay any claim which exceeds $50,000 or an amount set by the insurance commissioner of any state purporting to exercise regulatory jurisdiction over the Company, as set forth in a written notice delivered by the Company to the General Agent, whichever is less.

     6.4 The General Agent shall send the Company a copy of the claim file upon request or whenever a claim:

         a. has the potential, in the reasonable judgment of the General Agent, to exceed or is closed by payment of an amount which exceeds $50,000 or an amount set by the insurance commissioner of any state purporting to exercise regulatory jurisdiction, as set forth in a written notice delivered by the Company to the General Agent, whichever is less;

         b. exceeds $50,000 or an amount set by the insurance commissioner of any state purporting to exercise regulatory jurisdiction, as set forth in a written notice delivered by the Company to the General Agent, whichever is less;

         c.   involves a coverage dispute; or

         d.   is open for more than six months.

    6.5 All claim files handled by the General Agent shall be the joint property of the Company and the General Agent unless the Company is ordered into liquidation, in which case the claim files shall become the sole property of the Company's estate. All claim files handled by the Company shall be the sole property of the Company. In the event of the Company's insolvency, the claim files shall be delivered by the General Agent to any authorized representative of the Company's estate upon demand, after which the General Agent shall have reasonable access to and the right to copy the files on a timely basis. To the extent that electronic claims files are in existence, any data contained in such files will be timely transmitted to Company in accordance with applicable policies and procedure.

     6.6 If at any time the total losses paid on CH/NP Insurance during any calendar year ("Loss Payments") exceed 71.5% ("Loss Ratio Threshold") of the actual collected premium for such CH/NP Insurance ("Excess Loss Amount"), the General Agent may request that the Company pay the amount that the Excess Loss Amount (less any prior Cash Calls) exceeds the Loss Ratio Threshold ("Cash Call"). The Company will pay such Cash Call by the following Friday after the Cash Call or within two (2) business days, whichever is later. The General Agent may continue to make such Cash Calls every two (2) weeks thereafter, as necessary, until all Loss Payments are made. The Company shall deposit all Cash Calls via wire transfer directly into a Premium Trust Account established pursuant to section 4.3 of this Agreement.

SECTION 7 - UNDERWRITING AUTHORITY

     7.1 The General Agent is granted underwriting authority consistent with the rights, responsibilities and obligations set forth in this Agreement and consistent with written underwriting directives or guidelines provided to the General Agent by the Company from time to time. The Company will also supply the General Agent with revisions and amendments to any such written underwriting directives and guidelines as such revisions and amendments are adopted from time to time. It shall be the responsibility of the General Agent to maintain such written underwriting directives and guidelines, including any revisions and amendments, so that the General Agent will be operating pursuant to a current set of underwriting directives and guidelines. All underwriting decisions will be thoroughly and timely documented. The General Agent shall allow the Company to review and/or audit the General Agent's copies of written underwriting directives and guidelines and underwriting files upon request during normal business hours.


SECTION 8 - EXPENSES & SETTLEMENTS

     8.1 The General Agent agrees to pay, and/or reimburse the Company within 14 days after receipt of the Company's invoice, all expenses (other than the Company's overhead) related to conducting and supervising the writing of business pursuant to this Agreement. Such expenses shall include, but shall not be limited to, agent licenses for agents not presently appointed by the Company or one of its affiliated insurance companies for CH/NP, local agent commissions, agency supplies (such as application and policy forms, daily reports, adjuster supplies and loss drafts), premium taxes, advertising, local board and association fees and assessments.

     8.2 On December 15 of each calendar year, the Company and the General Agent shall provisionally settle the payment of all amounts then due (the "Provisional Settlement"). At the Provisional Settlement the General Agent shall pay any net amount then due the Company under the following "Provisional Settlement Calculation":

     Estimated Earned Premium for the current calendar year

LESS

     Estimated Total Expense Amount for the current calendar year

     PLUS

         Total of all Cash Calls paid to date by the Company, if any

     LESS

         Amount of the total Loss Payments made to date, if any

     PLUS

         Any reimbursement amounts due the Company pursuant to Section 8.1 and any Loss Payments actually made by the Company that are not accounted for elsewhere in this calculation

     PLUS

         Any interest or investment income that has accrued and been credited to the Premium Trust Accounts through December 15.

         8.3 On February 1 following the end of each calendar year, the Company and the General Agent shall finally settle the payment of all amounts due (the "Final Settlement"). At the Final Settlement the Company and the General Agent shall calculate the following "Final Settlement Calculation":

         Actual Earned Premium for the prior calendar year

    LESS

         Total Expense Amount for the prior calendar year

    PLUS

         Total of all Cash Calls paid to date by the Company, if any

    LESS

         The sum of

                (i)  the total Loss Payments made to date and

                (ii) any future loss reserve for future payment of
                     losses that the Company and the General Agent agree should be established,

         if any

     LESS

         Any Additional Payment that may be due for the prior calendar year

     PLUS

         Any reimbursement amounts due the Company pursuant to Section 8.1 and any Loss Payments actually made by the Company that are not accounted for elsewhere in this calculation

     PLUS

         Any interest or investment income that has accrued and been credited to the Premium Trust Accounts through February 1.

         The Company or the General Agent shall pay the other, as appropriate, to reconcile the Final Settlement Calculation with the Provisional Settlement Calculation.


SECTION 9 - REPORTS

     9.1 In addition to other reports that the Company may require the General Agent to supply to it, the General Agent shall provide a "Monthly Exposure Report" by the fifteenth (15th) day of each month that lists for the prior month, together with a cumulative total for all prior months for the immediately preceding year, the gross premium written and liabilities issued by county and by township and by month.

     9.2 At the Company's request, upon three (3) months notice, the General Agent in their best efforts will maintain an electronic interface at all times that allows the Company dial-up access to policy and underwriting information residing within the General Agent's computer system and programs. Such dial-up access shall be limited to "view-only" capability for any CH/NP Insurance Policy issued by or for the Company pursuant to this Agreement. It is the intent of the parties that initially such access will be limited to a single dial-up terminal at the Company's Kansas City or Overland Park office. However, at the Company's request, such dial-up access shall be made available at other locations requested by the Company.

     9.3 For so long as Crop Growers Corporation has the obligation to prepare and file 10K and 10Q Reports with the Securities and Exchange Commission, the General Agent shall supply the Company with copies of such 10K and 10Q Reports within 15 days of their filing due date with the Securities and Exchange Commission. In the event Crop Growers Corporation no longer is obligated to prepare and file such 10K and/or 10Q Reports, or ceases to file such reports for whatever reason, the General Agent shall:

    a. supply to the Company within one hundred twenty (120) days of the close of each of Crop Growers Corporation's fiscal years, a copy of the audited consolidated financial statements of Crop Growers Corporation and its subsidiaries, including the General Agent, as of the end of such fiscal year, consisting of balance sheets, statements of income and expense, retained earnings, paid-in capital, and changes in cash flow, prepared in accordance with United States generally accepted accounting principles; and

    b.   at the request of the Company, supply to the Company within sixty
         (60) days of the close of each of Crop Growers Corporation's first three quarters of any fiscal year, a copy of financial statements of Crop Growers Corporation containing similar detail as provided in
         Section 9.3a for the quarter, prepared in accordance with United States generally accepted accounting principles and certified as to accuracy by Crop Growers Corporation's Chief Financial Officer.

    9.4 Within 5 business days after receipt by the General Agent of payment with respect to the Federal Crop Insurance Corporation's final settlement for each crop year, the General Agent shall render to the Company a complete account of the General Agent's PAG profit sharing entitlement.

SECTION 10 - INSURANCE REQUIREMENTS

     10.1 The General Agent currently maintains an errors and omissions insurance policy. The aggregate limit of liability under such policy is $2,000,000, with a limit of $2,000,000 per occurrence. The General Agent currently maintains a general liability insurance policy. The aggregate limit of liability under such policy is $2,000,000, with a limit of $2,000,000 per occurrence. The General Agent will maintain its errors and omissions and general liability insurance policies unless it becomes commercially unreasonable for the General Agent to do so.

     10.2 The General Agent currently maintains a fidelity bond. The aggregate limit of liability under such bond is

$5,000,000, with a limit of $5,000,000 per occurrence. The General Agent will maintain its fidelity bond unless it becomes commercially unreasonable for the General Agent to do so.

     10.3 The General Agent currently maintains a workers' compensation insurance policy. The aggregate limit of liability and per occurrence limit of liability under such policy is in accordance with applicable statutory requirements. The General Agent will maintain workers' compensation insurance as required by applicable law.

     10.4 The General Agent shall supply the Company with copies of any and all certificates of insurance, policies and bonds reflecting the above coverage within thirty (30) days after they have been received by the General Agent.

     10.5 In the event that the General Agent shall receive a cancellation, nonrenewal, or rescission notice with respect to any of the coverages specified in Sections 10.1 through 10.3 above, or if any such coverages are otherwise modified or discontinued, the General Agent shall immediately notify the Company of such fact.

SECTION 11 - INDEMNIFICATION

     11.1 The General Agent agrees to hold harmless and indemnify the Company from and against all losses (including so-called compliance losses), costs, damages and expenses, including court costs and attorney fees, incurred by the Company as a direct or indirect result of the negligent or intentional acts, errors or omissions of the General Agent, its directors, officers, employees or agents, or other parties operating under the direction or control of the General Agent, regardless of whether said acts, errors or omissions occur before or after termination of this Agreement.

     11.2 The Company agrees to hold harmless and indemnify the General Agent from and against all losses (including so-called compliance losses), costs, damages and expenses, including court costs and attorney fees, incurred by the General Agent as a direct or indirect result of the negligent or intentional acts, errors or omissions of the Company, its directors, officers, employees or agents, or other parties operating under the direction or control of the Company, other than the General Agent, regardless of whether said acts, errors or omissions occur before or after termination of this Agreement.

SECTION 12 - RECORDS

     12.1 The General Agent shall maintain separate records of business written by the General Agent on the Company's behalf. The General Agent's records and its expiration rights, ("Expiration Rights and Records") are the General Agent's property. The General Agent has the right to use and control such Expiration Rights and Records. The Company shall have access and the right to copy all accounts and records related to the Company's business, including the right to inspect and audit the General Agent's financial and accounting records for the purpose of verifying compliance with this Agreement. All such records shall be retained for the minimum time periods required by Kansas law, or for such longer time periods if so required by the state law of a state having jurisdiction over a particular insured.

     12.2 The Company and the insurance commissioner of the Company's state of domicile or any other insurance commissioner having jurisdiction over the transaction covered by this Agreement shall have the right at any reasonable time to examine and copy all accounts and records in the possession of the General Agent referring to business effected hereunder.

     12.3 The General Agent hereby grants the Company a security interest in the General Agent's Expiration Rights and Records. The General Agent hereby grants the Company a power of attorney to act as the General Agent's attorney-in-fact for the SOLE purpose of executing any appropriate UCC-1 or other similar financing statement, and any extensions or amendments thereto, as the Company deems necessary for the purpose of perfecting the Company's security interest in such Expiration Rights and Records, provided that such security interest shall be subordinate to the security interest of any party providing financing on a secured basis to Crop Growers Corporation, the General Agent, or their respective subsidiaries, currently or in the future, such as Crop Growers Corporation's former line of credit with First Interstate Bank of Montana.

SECTION 13 - STATUS OF GENERAL AGENT, ITS EMPLOYEES AND AGENTS

     13.1 While performing its duties and responsibilities hereunder, the General Agent shall be deemed an independent contractor, as the Company reserves no authority or right to control the General Agent's method of performance. No employees of the General Agent shall be regarded as employees of the Company, and all agents appointed by the General Agent shall be regarded as agents of the General

Agent and not of the Company, except as may be required by applicable statutes.


SECTION 14 - ARBITRATION

     14.1 As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the General Agent, and an Umpire shall be chosen by the Two Arbiters before they enter upon arbitration. All of the arbiters and the Umpire shall be active or retired, disinterested executive officers of insurance or reinsurance companies, Underwriters at Lloyd's, London or managing general agencies. In the event either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, the Umpire shall be selected by the American Arbitration Association.

     14.2 Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

     14.3 Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be divided equally between the two parties.

     14.4 Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Agreement, but notwithstanding the location of the arbitration, all proceedings pursuant thereto shall be governed by the law of the state in which the Company has its principal office.

SECTION 15 - COMMENCEMENT AND TERMINATION

     15.1 This Agreement shall become effective on January 1, 1997, and shall remain in force thereafter until terminated.

     15.2 This Agreement may be terminated as of December 31, 1999, and each December 31, thereafter, by either party giving to the other not less than three
(3) months prior written notice of its desire to terminate the Agreement.

     In the event of termination of this Agreement as provided by this section 15, the Company agrees to allow the General Agent to effect a bulk transfer of the business written hereunder to, or the cancellation of such business and the issuance of replacement policies by, one or more other insurance companies qualified to do business where the General Agent is doing business, except to the extent the Company elects to exercise its rights under section 15.5.

     Notwithstanding anything else to the contrary in this Agreement, this Agreement shall terminate concurrently with the termination of that certain MPCI General Agency Agreement dated July 10, 1996, as may be amended from time to time between the Company and the General Agent, regardless the reason for such termination.

15.3 a. The Company may terminate this Agreement immediately without notice to the General Agent, with respect to any and all states in which the General Agent is authorized to act as the Company's managing general agent pursuant to this Agreement, in the event that the General Agent loses its license or authorization to engage in the insurance business as contemplated and required by this Agreement, whether through revocation, suspension, nonrenewal or otherwise if such license termination is due to any of the reasons stated in Kansas Insurance Laws Section 40-242, or similar statute under another State's law. In any state in which the General Agent's license is terminated, the General Agent's authority under this Agreement shall cease immediately without notice until such license is restored.

     b. In the event of fraud or intentional misappropriation of funds by the General Agent, the Company may terminate this Agreement by written notice effective immediately. This Agreement may be terminated immediately upon 30 days written notice by the Company to the General Agent in the event the General Agent fails to pay premiums or meet other financial obligations to the Company when due or otherwise violates the terms of this Agreement, which failure or violation is not cured within such 30 day period.

    c. The Company acknowledges that Crop Growers is a publicly owned company the common stock of which is traded on a national securities exchange. In the event that:

             (1) there shall be consummated any consolidation or merger of Crop Growers pursuant to which the stockholders of Crop Growers immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the combined voting power of Crop Growers, (or the surviving entity's) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

             (2) there shall be consummated any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of Crop Growers or any of its material Subsidiaries (as defined below); or

             (3) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) Crop Growers or a Subsidiary thereof, or (B) any employee benefit plan sponsored by Crop Growers or a Subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Crop Growers representing more than 50% of the combined voting power of Crop Growers' then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise;

         the General Agent shall give the Company notice of any such transaction within ten (10) days after such transaction is consummated.

         Following receipt of such notice, the Company may terminate this Agreement upon thirty (30) days notice given no later than the 30th day after receipt of such notice. For purposes of this Section, the term "Subsidiary" shall mean (i) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, directly or indirectly, through one or more intermediaries, by Crop Growers, or (ii) in the case of unincorporated entities, any such entity with respect to which Crop Growers has the power, directly or indirectly, to designate more than 50% of the individuals exercising functions similar to a board of directors.

    d. This Agreement may also be terminated immediately in the event the General Agent becomes insolvent or makes any general assignment for the benefit of creditors. In such an event, the right of the Company to the use and profit of the agent plant shall be conceded and held inviolate, it being further understood that should the Company, at its option, effect the collection of monies from agents, policyholders or others from whom monies may be due on account of the Company's policies issued through the General Agent, the Company shall give the General Agent credit for such sums to the same extent the General Agent would receive such credit had the insolvency not occurred.

    15.4 In the event of the termination of this Agreement, should the General Agent be in any way indebted to the Company at such time, for premium or any other obligations under this Agreement, such debt or debts shall immediately become due and payable. The Company shall have the right to suspend the General Agent's underwriting and/or claims settlement authority during the pendency of any dispute regarding the cause for termination.
Minor accounting discrepancies shall not be considered grounds for termination.

     15.5 In the event of termination of this Agreement, and provided the General Agent (and/or the local agents appointed by the General Agent under authority of this

Agreement) has in accordance with the terms of this Agreement, accounted for and paid to the Company all premiums and other monies due and owing the Company, the records of the General Agent and of the local agents, together with use and control of the Expiration Rights and Records, shall remain the property of the General Agent and local agents, as their interests may appear, and be left in their undisputed possession. Notwithstanding the ownership and possession of such Expiration Rights and Records by the General Agent, the Company shall have the undisputed right to copy all records necessary to satisfy insurance department record keeping requirements, including but not limited to all underwriting files, claims files, billing information, etc. If there has not been such an accounting and payment by the General Agent (and/or local agent appointed by the General Agent under authority of this Agreement), the Company shall have the right to assume control of the General Agent's Expiration Rights and Records and may:

    a. keep all commissions payable on such expirations or their renewals and apply such commissions against what the General Agent owes the Company; and/or

    b. sell such portion of the Expiration Rights and Records that the Company reasonably believes is necessary to satisfy the General Agent's obligations to the Company pursuant to this Agreement.

    In the event that such retained commissions or sale proceeds are insufficient to satisfy the General Agent's obligations to the Company under this Agreement, the General Agent shall still be responsible for such unpaid sums. In the event that such retained commissions or sale proceeds are more than necessary to satisfy the General Agent's obligations to the Company, the Company shall return such excess to the General Agent.

     Any sale of the Expiration Rights and Records must be made in a commercially reasonable manner pursuant to the Uniform Commercial Code. The Company shall have the right to appoint any buyer of such expiration rights and records as a Managing General Agent for such business.

     To the extent that the General Agent has not satisfied its financial obligations to the Company within any prescribed time period, including any cure period, and the Agreement is terminated, the Company shall notify the General Agent of the amount the Company reasonably believes the General Agent owes to the Company. If the parties cannot agree within 10 days of such notice as to the amount of premiums, amounts or other obligations due ("Disputed Obligations"), the General Agent shall deposit, in a trust account acceptable to the Company, an amount equal to the Disputed Obligations claimed by the Company to be due until such time as the dispute is resolved. To the extent that the Company subsequently reasonably believes additional amounts may be due the Company by the General Agent under this Agreement, the Company shall give notice of such additional amounts. If the parties cannot agree within 10 days of such notice as to the amount of such additional owed Disputed Obligations, the General Agent shall deposit such additional amount in the trust account. Upon deposit by the General Agent in the trust account of the amounts of such Disputed Obligations, the Company shall suspend any efforts to pursue the sale of the Expiration Rights and Records or capture of commissions. Nothing in this Section shall preclude the Company from proceeding with the mechanics of a public or private sale of the Expiration Rights and Records, including giving notice of the time, place and manner of any proposed public or private sale, except that, if the provisions regarding the Disputed Obligations above are not yet concluded, no sale may actually occur.


SECTION 16 - MISCELLANEOUS

     16.1 This Agreement, and all the rights and interests arising herefrom, shall be binding upon, and shall inure to the benefit of, the parties hereto, their representatives, successors and assigns; however, none of the authorities, duties or responsibilities of the General Agent or the Company may be assigned by either of them without the written consent of the other.

     16.2 This Agreement may not be modified verbally, nor may it be modified by any subsequent practice or course of dealing by the parties, or in any manner other than in writing signed by the parties hereto. No forbearance or neglect on the part of the Company to enforce any of the provisions of this Agreement shall be construed as a waiver of any of its rights or privileges hereunder, unless in each instance a written memorandum specifically expressing such waiver be made and subscribed by any officer of the Company. No such waiver shall modify this Agreement or affect the rights of the Company with respect to any subsequent default of failure of performance by the General Agent.

     16.3 This Agreement supersedes all previous agreements, either oral or written between the parties hereto regarding CH/NP Insurance.

     16.4 This Agreement shall, except as otherwise expressly set forth therein, be governed by and construed in accordance with the internal laws of the State of Kansas.

     16.5 All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon receipt when sent by certified or registered mail, Federal Express, DHL or other similar nationally recognized service, or telecopier (with request for confirmation of receipt) to the other party to this Agreement at the addresses specified in this section 16.5, for both the General Agent and the Company, or to such other address as the General Agent or the Company may from time to time specify in writing.

     Notices to the General Agent:

     Crop Growers Insurance, Inc.
     Executive Centre II
     10895 Lowell Street, Suite 300
     Overland Park, Kansas 66210
     Attention:     Tony Cid, Senior Vice President
     Fax No.: (913) 323-5745

     Notices to the Company:

     Fireman's Fund Insurance Company
     Executive Centre II
     10895 Lowell Street, Suite 300
     Overland Park, Kansas 66210
     Attention:    Keith Curry, Vice President
     Fax No.: (913) 323-5735

     16.6 This Agreement may be signed in any number of counterparts and each such counterpart shall be deemed an original instrument, but all such executed counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives at:

St. Louis, Missouri, this 24th day of February, 1997.

FIREMAN'S FUND INSURANCE COMPANY

/s/ John M. Meuschke
--------------------------------------------
By:  John M, Meuschke
Title:     Vice President

Overland Park, Kansas, this      day of February, 1997.

CROP GROWERS INSURANCE, INC.



--------------------------------------------
By:
   -----------------------------------------
Title:
      --------------------------------------
original instrument, but all such executed counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives at:

St. Louis, Missouri, this     day of February, 1997.

FIREMAN'S FUND INSURANCE COMPANY


--------------------------------------------
By:  John M, Meuschke
Title: Vice President

Overland Park, Kansas, this     day of February, 1997.

CROP GROWERS INSURANCE, INC.


  /S/ David Hill
--------------------------------------------
By:    David Hill
   -----------------------------------------
Title:   Chief Financial Officer & Treasurer
      --------------------------------------

                           SCHEDULE 2.1

Authorized Named Perils and Authorized Territories

Stand Alone Policies

Tomatoes      -     Excess Moisture     CA
Grapes        -     Excess Moisture     CA
Pima Cotton   -     Excess Moisture     CA
Raisins       -     Reconditioning      CA
Raisins       -     Reconditioning,
                    plus extra expense  CA
Citrus        -     Freeze              CA


Crop Hail Endorsements

Corn          -     Wind     NM
Cotton        -     Wind     AL, AR, GA, LA, MS, NC, SC, VA
Tobacco       -     Wind     GA, NC, SC, VA
Sugar Cane    -     Freeze   LA
Winter Wheat  -     Replant  WA
Grain         -     Fire     AZ, CA, CO, ID, KS, NE, OK,
                             OR, UT, WA
Hay           -     Fire     OR, WA